EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015 with respect to the consolidated financial statements included in the Annual Report on Form 10-K filed on March 31, 2015 of Twinlab Consolidated Holdings, Inc. and Subsidiaries. We consent to the incorporation by reference in the Registration Statement of Twinlab Consolidated Holdings, Inc. on Form S-8 (File No. 333-201472) of the aforementioned report.

/s/ TANNER LLC

Salt Lake City, Utah

March 31, 2015